Exhibit 99.1

SS Innovations Designated “Outstanding Company” Finalist for Surgical Robotics Industry Awards 2024

Annual awards celebrate the best of the surgical robotics industry.

Fort Lauderdale, FL., June 17, 2024 – Globe Newswire - SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), a developer of innovative surgical robotic technologies dedicated to making world-class robotic surgery affordable and accessible to a global population, was recently selected as a finalist in the Surgical Robotics Industry Awards 2024 in the “Outstanding Company” category. The Company’s SSi Mantra Surgical Robotic System is now at work daily in 40 hospitals in India and at the Johns Hopkins University Hospital Minimally Invasive Surgical Training and Innovation Center (MISTIC), where one system has been installed for clinical training and evaluation purposes.

Other finalists in the Outstanding Company category include Intuitive, Medtronic Robotic-Assisted Surgery, CMR Surgical, Distalmotion, KUKA, meerecompany Inc., Meril Healthcare, Moon Surgical and Stryker.

The awards celebrate the best of the industry, recognizing the outstanding contributions of organizations, individuals, and technologies across five categories: Outstanding Company, Industry Leadership, Innovative Start-Up, Outstanding Healthcare Provider, and Groundbreaking Technology. The Outstanding Company category highlights outstanding businesses/commercial success, as well as innovative products, processes, services, technologies and procedures. In partnership with Novanta, the Surgical Robotics Industry Awards will be announced on June 26, 2024.

“We are honored to be recognized alongside industry giants in robotic surgery and we are equally proud of our Company’s significant growth in such a short time, including the recent milestone of completing 100 robotic cardiac surgeries,” said Dr. Sudhir Srivastava, SS Innovations’ Chairman and CEO. “This accolade from our peers is a testament to our team’s hard work and the impactful benefits our technologies bring to the healthcare community and beyond. As the robotic surgery market continues to flourish, we are further motivated by this recognition as we expand our offerings and reach, aiming to bring these vital technologies to more regions around the world.”

SS Innovations’ SSi Mantra Surgical Robotic System provides the capabilities for cardiothoracic, head and neck, gynecology, urology, general surgery and more. SS Innovations has commenced the regulatory approval process in the United States and the European Union and anticipates receiving FDA approval to market and CE Mark approval in 2025.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra” its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About SSi Mantra

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular arm configuration, 3D 4K vision open-console design and superior ergonomics, the system engages with the surgeon and surgical teams to improve safety and efficiency during procedures. SS Innovations has partnered with Johns Hopkins University, installing the SSi Mantra at the University’s Minimally Invasive Surgical Training and Innovation Center (MISTIC) in Baltimore, MD. This installation is actively training new surgeons and promoting the global dissemination of advancements in medical robotics. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO) and is clinically validated in India in more than 70 different types of surgical procedures. SS Innovations has commenced the regulatory approval process in the United States and the European Union and anticipates receiving FDA approval to market and CE Mark approval in 2025.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

PCG Advisory

Jeff Ramson

jramson@pcgadvisory.com